As filed with the Securities and Exchange Commission on July 25, 2013

Registration No. 333- 123610

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYMMETRY MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	35-1996126
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3724 North State Road 15 Warsaw, Indiana	46582
(Address of Principal Executive Offices)	(Zip Code)

Symmetry Medical Inc. 2004 Employee Stock Purchase Plan

(Full title of the plan)

David C. Milne

General Counsel

Symmetry Medical Inc.

3724 North State Road 15

Warsaw, Indiana 46582

(Name and address of agent for service)

Telephone: (574) 268-2252

(Telephone number, including area code, of agent for service)

Copy to:

Stephen J. Hackman

Ice Miller LLP

One American Square, Suite 2900

Indianapolis, Indiana 46282-0200

Telephone: (317) 236-2100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Symmetry Medical Inc. (the "Registrant") has filed this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this "Post-Effective Amendment") to deregister certain securities issuable under the Symmetry Medical Inc. 2004 Employee Stock Purchase Plan (the "2004 ESPP"), which were originally registered by the Registrant on a Registration Statement on Form S-8 (File No. 333- 123610) filed with the Securities and Exchange Commission (the "Commission") and becoming effective on March 28, 2005 (the " Registration Statement").

The Registrant desires to deregister all of the common stock, par value $0.0001 per share, not issued pursuant to the 2004 ESPP and to suspend all reporting obligations related thereto with the Commission under the Securities Exchange Act of 1934, as amended. The total number of shares of common stock, par value $0.0001 per share, originally issuable under the 2004 ESPP was 600,000 and the total number of shares reserved for issuance but never issued under the 2004 ESPP is 301,985. In accordance with the undertakings made by the Registrant in the Registration Statement, the Registrant hereby removes those 301,985 shares from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, as of July 25, 2013.

SYMMETRY MEDICAL INC.

By:	S/Thomas J. Sullivan
Name:	Thomas J. Sullivan
Title:	President, Chief Executive Officer (Principal Executive Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in their respective capacities on July 25, 2013.

[SIGNATURE PAGE FOLLOWS]

Signature	Title

/s/Thomas J. Sullivan	President, Chief Executive Officer
Thomas J. Sullivan	(Principal Executive Officer) and Director

/s/Fred L. Hite	Senior Vice President and Chief Financial Officer
Fred L. Hite	(Principal Financial Officer)

/s/Ronda L. Harris	Chief Accounting Officer
Ronda L. Harris	(Principal Accounting Officer)

/s/Craig B. Reynolds	Director
Craig B. Reynolds

/s/James S. Burns	Director
James S. Burns

/s/John S. Krelle	Director
John S. Krelle

/s/Francis T. Nusspickel	Director
Francis T. Nusspickel

/s/Robert G. Deuster	Director
Robert G. Deuster